AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement (this "Agreement") entered into effective as of October 28, 2004, by and between Neil M. Leibman (the "Executive"), and Gexa Corp., a Texas corporation having its principal place of business at 20 Greenway Plaza, Suite 600, Houston, Texas 77046 (the "Company");

                              W I T N E S S E T H:

     WHEREAS, The Company wishes to employ the Executive as Chairman and the Chief Executive Officer and to perform services incident to such position for the Company, and the Executive wishes to be so employed by the Company, all upon the terms and conditions hereinafter set forth;

     WHEREAS, the Executive and the Company entered into an Employment Agreement dated July 16, 2003 (the "Original Agreement"), and now desire to amend and restate the Original Agreement by adopting this Agreement;

     NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby amend and restate the Original Agreement by adopting this Agreement as follows:

     1. EMPLOYMENT AND TERM. The Company hereby employs the Executive to serve as Chairman and the Chief Executive Officer of the Company. The term of this Agreement (the "Term of this Agreement") shall be effective as of the date first above written and shall terminate twenty-four (24) months from the date hereof (the "Termination Date"), unless earlier terminated by either party hereto in accordance with the provisions of Section 5 hereof; provided, however, that beginning on the second anniversary date of the date hereof and on each anniversary date of the date hereof thereafter, the Term of this Agreement shall be automatically extended one additional year unless either party gives written notice to the other at least 60 days prior to such anniversary of the date hereof that the Term of this Agreement shall cease to be so extended. During the Term of this Agreement, the terms of employment shall be as set forth herein unless modified by the Executive and the Company in accordance with the provisions of Section 11 hereof. The Executive hereby agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

     2. POSITION AND RESPONSIBILITIES. The Executive shall serve as Chairman and Chief Executive Officer of the Company and shall report to, and be subject to the general direction of the Board of Directors of the Company. During the Term of this Agreement, the Executive will also be nominated to be a member of the Board of Directors of the Company with respect to each meeting, or consent in lieu of meeting, of stockholders of the Company at which directors are to be elected. The Executive shall have other obligations, duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by executives in corporations of similar size to the Company and shall perform such managerial duties and responsibilities for the Company which are not inconsistent with his position as may reasonably be assigned to him by the Board of Directors of the Company (or a committee thereof). Unless otherwise agreed to by the Executive, the Executive shall be based at the Company's principal executive offices located in the greater Houston, Texas metropolitan area.

     3. EXTENT OF SERVICE. The Executive shall devote his full business time and attention to the business of the Company. During the Term of this Agreement, Executive shall devote his best efforts and skills to the business and interests of Company, do his utmost to further enhance and develop Company's best interests and welfare, and endeavor to improve his ability and knowledge of Company's business, in an effort to increase the value of his services for the mutual benefit of the parties hereto. During the Term of this Agreement, it shall not be a violation of this Agreement for Executive to (i) serve on any corporate board or committee thereof with the approval of the Board (except for boards or committees of a competing business unless approved by the Board), (ii) serve on any civic or charitable boards or committees, (iii) deliver lectures, fulfill teaching or speaking engagements, (iv) testify as a witness in litigation involving a former employer or (v) manage personal investments; provided, however, any such activities must not consume in the aggregate more than 20 hours during any month, nor materially interfere with performance of Executive's responsibilities under this Agreement.

     4. COMPENSATION.

     (a) In consideration of the services to be rendered by the Executive to the Company, the Company will pay the Executive a salary ("Salary") of $350,000 per year during the Term of this Agreement. Such Salary will be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. From time to time during the Term of this Agreement, the amount of the Executive's Salary may be further increased by, and at the sole discretion of, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), which shall review the Executive's Salary no less regularly than annually.

     (b) The Executive will be considered for an annual cash and/or stock bonus and equity awards based on an evaluation of his performance by the Compensation Committee. Any such bonus and equity awards will be at the sole discretion of the Compensation Committee.

     (c) During the term of this Agreement, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations, entertainment and the like incurred by him in connection with the business of the Company upon submission by him and approval of an appropriate statement documenting such expenses as required by the Company's policy and the Internal Revenue Code of 1986, as amended (the "Code").

     (d) The Executive shall be entitled to three (3) weeks of paid vacation during each calendar year during the term of this Agreement. Vacation shall accrue on the first day of each calendar year. The Company shall not pay the Executive for any accrued but unused portion of vacation and any such unused portion of vacation shall not be carried forward to the next year.

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     (e) During the term of this Agreement, the Executive shall be entitled to participate in and to receive all rights and benefits under any life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of this Agreement. The Executive shall also be entitled to participate in and to receive all rights and benefits under any plan or program adopted by the Company for any other or group of other executive employees of the Company, including without limitation, the rights and benefits under the directors' and officers' liability insurance in place from time to time under the Company's insurance program for the directors and officers of the Company. The Company will also obtain, at its expense, key man life insurance on the Executive in an amount of $3,000,000, and, to the extent the proceeds therefrom are not pledged to a lender, permit the Executive to transfer such policy to his estate.

     5. TERMINATION.

     (a) Termination by Company; Discharge for Cause. The Company shall be entitled to terminate this Agreement and the Executive's employment with the Company at any time and for whatever reason; or at any time for "Cause" (as defined below) by written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of the Executive to render services to the Company in accordance with his obligations under this Agreement, including, without limitation, the willful failure or refusal of the Executive to comply with the work rules, policies, procedures, and directives as established by the Board of Directors and consistent with this Agreement; such failure or refusal to be uncured and continuing for a period of not less than fifteen (15) days after notice outlining the situation is given by the Company to the Executive; (ii) the commission by the Executive of an act of fraud or embezzlement; (iii) the commission by the Executive of any other action with the intent to injure the Company or any act that could have been reasonably foreseen to materially injure the Company that in fact materially injures the Company; (iv) the Executive having been indicted for a felony or a crime involving moral turpitude; (v) the Executive having misappropriated the property of the Company; (vi) the Executive having engaged in personal misconduct which materially injures the Company;
(vii) the Executive having willfully violated any law or regulation relating to the business of the Company which results in material injury to the Company; or
(viii) the breach of Sections 7 and 8 of this Agreement by the Executive which breach remains uncured and continuing for a period of not less than fifteen (15) days. In the event of the Executive's termination by the Company for Cause hereunder, the Executive shall be entitled to no severance or other termination benefits except for any unpaid Salary accrued through the date of termination. A termination of this Agreement by the Company without Cause pursuant to this
Section 5(a) (which shall not include the decision by the Company to not renew the Term of this Agreement for any additional one year periods as provided in
Section 1 above shall entitle the Executive to the Severance Payment and other benefits specified in Section 5(f) or (g), hereof, as the case may be.

     (b) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Executive or his estate except that the Company shall pay to the Executive's estate that portion of his Salary and benefits accrued through the date of death. All such payments to the Executive's estate shall be made in the same manner and at the same time as the Executive's Salary. Upon death of the Executive, all of his unvested options will be fully vested, and shall be exercisable until the earlier to occur of the expiration date of each option or the first anniversary of the date of his death.

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     (c) Disability. If during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder for a period of 90 days by reason of disability, then the Company, on 30 days' prior notice to the Executive, may terminate this Agreement. For purposes of this Agreement, the Executive shall be deemed to have become disabled when the Board of Directors of the Company, upon verification by a physician designated by the Company, shall have determined that the Executive has become physically or mentally unable (excluding infrequent and temporary absences due to ordinary illness) to perform the essential functions of his duties under this Agreement with reasonable accommodation. In the event of a termination pursuant to this paragraph (c), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Executive or his estate in the event of his subsequent death, that portion of the Executive's Salary and benefits accrued through the date of such termination. All such payments to the Executive or his estate shall be made in the same manner and at the same time as his Salary would have been paid to him had he not become disabled.

     (d) Termination for Good Reason. The Executive shall be entitled to terminate this Agreement and his employment with the Company at any time upon thirty (30) days written notice to the Company for "Good Reason" (as defined below). The Executive's termination of employment shall be for "Good Reason" if such termination is a result of any of the following events:

     (i) without Executive consent, the Executive is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the date of this Agreement or as may be assigned to the Executive pursuant to Section 2 hereof; or his title or offices as in effect at the date of this Agreement or as the Executive may be appointed or elected to in accordance with Section 2 are changed; or the Executive is required to report to or be directed by any person other than the Board of Directors of the Company; provided, that if the Board of Directors elects a new person to become President and/or Chief Operating Officer of the Company, other than the Executive, such election will not constitute "Good Reason";

     (ii) without Executive's consent, there is a reduction in the Salary (as such Salary shall have been increased from time to time) payable to the Executive pursuant to Section 4(a) hereof unless such reduction is part of a salary reduction applicable to senior executive officers of the Company generally;

     (iii) failure by the Company or any successor to the Company or its assets to continue to provide to the Executive any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan on a basis consistent with practices in effect from time to time for executive employees of the Company generally, but excluding such action that is required by law;

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     (iv) without Executive's consent, the Company requires the executive to relocate to any city or community other than one within a fifty (50) mile radius of the greater Houston, Texas metropolitan area, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations under this Agreement; or

     (v) there is any material breach by the Company of any provision of this Agreement.

     (vi) Upon the Executive's termination of this Agreement for Good Reason, the Executive shall be entitled to the Severance Payment and other benefits specified in Section 5(f) hereof.

     (e) Voluntary Termination. Notwithstanding anything to the contrary herein, the Executive shall be entitled to voluntarily terminate this Agreement and his employment with the Company at his pleasure upon thirty (30) days written notice to such effect. In such event, the Executive shall not be entitled to any further compensation other than any unpaid Salary and benefits accrued through the date of termination. At the Company's option, the Company may pay to the Executive the salary and benefits that the Executive would have received during such thirty (30) day period in lieu of requiring the Executive to remain in the employment of the Company for such thirty (30) day period.

     (f) Termination Benefits Upon Involuntary Termination or Termination for Good Reason. In the event that (i) the Company terminates this Agreement and the Executive's employment with the Company for any reason other than for Cause (as defined in Section 5(a) hereof) or the death or disability (as defined in
Section 5(c) hereof) of the Executive, or (ii) the Executive terminates this Agreement and his employment with the Company for Good Reason (as set forth in Section 5(d) hereof), then the Company shall pay the Executive, within one hundred twenty (120) days after the date of termination, an amount (the "Severance Payment") equal to (x) two (2) times the Executive's highest annual Salary in existence at any time during the last two (2) years of employment immediately preceding the date of termination; and (y) a prorata portion (based on the portion of the calendar year that the Executive served hereunder prior to such termination) of the annual bonus which would have been paid to the Executive for the full year during which such termination occurred, minus applicable withholding and authorized salary reductions (the "Severance Payment"). In addition, following other such termination, the Executive shall be entitled to the following benefits (collectively, the "Additional Benefits");

     (i) immediate vesting of any of the Executive's outstanding options to purchase securities of the Company which were not vested by their own terms on the date of termination and the extension of the Executive's right to exercise all the Executive's options to purchase securities of the Company for a period equal to the lesser of (A) one (1) year following the date of termination or (B) the remaining term of the applicable option;

     (ii) continued coverage, at the Company's cost, under the Company's group health plan for the applicable coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") but only if Executive elects such COBRA continuation in accordance with the time limits and in the applicable COBRA regulations; and

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

     (iii) an amount, in cash, equal to any unreimbursed expenses incurred by the Executive in the performance of his duties hereunder and in compliance with Company policy through the date of termination; and

     (iv) Company shall cause Executive to be covered by any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of Company or service in other capacities at the request of the company. The coverage provided to Executive pursuant to this paragraph shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of Company (or any successor). In addition, the Company agrees that any Indemnification Agreement entered into by and between the Company and the Executive, as well as all other rights to which Executive is entitled with regard to indemnification and advancement of expenses, whether by virtue of the Company's certificate of incorporation, bylaws or otherwise, will remain in full force and effect, in accordance with its terms.

     The parties agree that, because there can be no exact measure of the damages which would occur to the Executive as a result of termination of employment, such payments contemplated in this Section 5(f) shall be deemed to constitute liquidated damages and not a penalty and the Company agrees that the Executive shall not be required to mitigate his damages. The termination compensation in this Section 5(f) shall be paid only if the Executive executes a termination agreement releasing all legally waivable claims arising from the Executive's employment.

     (g) Termination and Benefits upon a Change in Control. In the event of a Change in Control, as defined in this Section 5(g), then in lieu of the Severance Payment contained in Section 5(f) hereof, if the Executive is terminated without Cause or the Executive terminates his employment for Good Reason within the twelve (12) month period immediately following a Change in Control the Company shall pay to the Executive a lump sum amount equal to two
(2) times the Executive's highest annual Salary paid during the last two (2) years immediately preceding the date of termination, minus applicable withholding and authorized salary reductions. The Executive shall also be entitled to receive the Additional Benefits. In the event that the excise tax relating to "parachute payments" under Section 280G of the Code applies to any payments made to the Executive hereunder or under any other agreement, obligation, plan or instrument or upon the exercise of stock options or restricted stock awards, then the Company shall pay the Executive an additional payment in an amount such that, after payment of federal income taxes (but not the excise tax) on such additional payments, the Executive receives an additional amount equal to the excise tax originally imposed on such payments. "Change of Control" means or shall be deemed to have occurred if and when: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, and (b) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the surviving or resulting Person; (iii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company assets (either in one transaction or a series of related transactions); or (iv) during any consecutive two-year period individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by the Board of Directors for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

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     (h) Survival. Notwithstanding the termination of this Agreement under this
Section 5, the provisions of Sections 7 and 8 of this Agreement, and all other provisions hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

     6. CONSENT AND WAIVER BY THIRD PARTIES. The Executive hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     7. CONFIDENTIAL INFORMATION. The Executive acknowledges that in the course of his employment with the Company, he has received and will receive access to confidential information of a special and unique value concerning the Company and its business, including, without limitation, trade secrets, know-how, lists of customers, employee records, books and records relating to operations, costs or providing service and equipment, operating and maintenance costs, pricing criteria and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "information") which the Company desires to protect. The Executive acknowledges that such information is confidential and the protection of such confidential information against unauthorized use or disclosure is of critical importance to the Company. The Executive agrees that he will not reveal such information to any one outside the Company. The Executive further agrees that during the term of this Agreement and thereafter he will not use or disclose such information. Upon termination of his employment hereunder, the Executive shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 7, and the Executive agrees that all such materials will at all times remain the property of the Company. The obligation of confidentiality, non-use and non-disclosure of know-how set forth in this Section 7 shall not extend to know-how
(i) which was in the public domain prior to disclosure by the disclosing party,
(ii) which comes into the public domain other than through a breach of this Agreement, (iii) which is disclosed to the Executive after the termination of this Agreement by a third party having legitimate possession thereof and the unrestricted right to make such disclosure, or (iv) which is necessarily disclosed in the course of the Executive's performance of his duties to the Company as contemplated in this Agreement. The agreements in this Section 7 shall survive the termination of this Agreement.

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     8. COVENANT NOT TO COMPETE. The Executive acknowledges that he has been and will continue to be provided with confidential information in the course of his employment with the Company. For purposes of this Section 8, the term "Company" shall include the Company and its Affiliates (as defined below). The Executive agrees that in order to protect the Company's confidential information, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and the Executive in Section 7 of this Agreement. The Executive shall, during the term of this Agreement and for a period of two (2) years following the termination of the Executive's employment hereunder for whatever reason, observe the following separate and independent covenants:

     (a) Neither the Executive nor any Affiliate will, without the prior written consent of the Company, within the Area (as defined below), either directly or indirectly, (1) become financially interested in a Competing Enterprise (as defined below) (other than as a holder of less than five percent (5%) of the outstanding voting securities of any entity whose voting securities are listed on a national securities exchange or quoted by the NASDAQ Stock Market, including the OTC Bulletin Board or any comparable system), or (2) engage in or be employed by any Competing Enterprise as a consultant, officer, director, or executive or managerial employee.

     (b) Neither the Executive nor any Affiliate will, without the prior written consent of the Company, either directly or indirectly, on Executive's own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Enterprise, any person or entity whose account with the Company was serviced by the Company during the term of this Agreement.

     (c) Neither the Executive nor any Affiliate will, without the Company's prior written consent, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any Competing Enterprise, any person employed by the Company whether or not such employee is a full-time or a temporary employee of the Company and whether or not such employment is pursuant to written agreement and whether or not such employment is at will.

     The following terms used in Sections 7 and 8 shall have the definitions set forth below:

     "Affiliate" means any person or entity directly or indirectly controlling, controlled by, or under common control with the Executive. As used herein, the word "control" means the power to direct the management and affairs of a person.

     "Area" means the geographic area included from time to time within the operating control of the Electric Reliability Council of Texas, also known as "ERCOT."

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     "Competing Enterprise" means any person or any business organization of whatever form, engaged directly or indirectly within the Area in the business of the Company or any of it Affiliates or any other related business conducted by the Company or any of its Affiliates as of the time of the termination of the Executive's employment by the Company.

     9. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

                  If to the Executive: Neil M. Leibman

                  If to the Company:   Gexa Corp.
                                       20 Greenway Plaza, Suite 600
                                       Houston, Texas 77046
                                       Attn: Chairman, Compensation Committee

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

     10. SPECIFIC PERFORMANCE. The Executive acknowledges that a remedy at law for any breach or attempted breach of Section 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such a breach or attempted breach, and further agrees to waive any requirement of the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     11. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 11. No modifications or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

     13. SEVERABILITY. In case of one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never contained herein.

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     14. ARBITRATION. In the event that a dispute or controversy should arise between the Executive and the Company as to the meaning or application of any provision, term or condition of this Agreement, such dispute or controversy shall be settled by binding arbitration in Houston, Texas and for said purpose each of the parties hereto hereby expressly consents to such arbitration in such place. Such arbitration shall be conducted in accordance with the existing rules and regulations of the American Arbitration Association governing commercial transactions. The expense of the arbitrator shall be borne by the Company.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                COMPANY:

                                GEXA CORP.

                                By: /s/____________________________________
                                Title:


                                EXECUTIVE:

                                 /s/    Neil M. Leibman
                                ____________________________________________
                                         Neil M. Leibman

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